Paramco Financial to Launch `LoanFone' VoIP System

Denver, CO -- January 15, 2004 -- Paramco Financial Group, Inc. (OTC BB: PFDE.OB), a financial services firm, announced today that with its partner companies it will be developing the LoanFone VoIP Video Conferencing System for the mortgage and financial services industries.
The Company plans to deploy the LoanFone VoIP Video Conferencing System to its mortgage company and financial services subsidiaries. The proprietary system will leverage software and a Voice Over Internet Protocol (VoIP) platform developed by Paramco's partnering engineering development companies. The proprietary LoanFone System will allow mortgage customers, bankers, loan underwriters, and mortgage vendors to communicate "virtually" face-to-face through the VoIP video conferencing system.

According to Douglas G. Gregg, Chairman and CEO of Paramco Financial Group, "Keeping the Company on the forefront of technology by leveraging proprietary VoIP systems for all of its current subsidiaries, and companies that we may acquire in the future, is key to increasing sales on an ongoing basis."

"We anticipate that providing customers and loan representatives the LoanFone VoIP Video Conferencing System will give us a competitive edge to increase our lead base, close more loans, and generate greater revenues and profits," continued Gregg.

Paramco Financial launched this initiative to keep the Company on the forefront of technology and boost sales growth, as VoIP technology explodes throughout a number of industries. Most recently, major communications companies such as Time Warner, Qwest Communications, and AT&T have announced plans to sell Internet-based VoIP phone services.

About Paramco Financial Group
Paramco Financial Group, founded in 1996, is a financial services holding company that specializes in the development and placement of commercial equipment leasing transactions and in assisting its clients with their capital formation needs. In 2001, Paramco began a major vertical expansion effort to enter into the residential and commercial mortgage industry, the mortgage warehouse lending business and the business of real estate investments through Paramco Mortgage Corporation and Paramco Investments, Inc. Paramco Mortgage Corporation intends to be involved in residential and commercial mortgage financing. It is further intended that Paramco Investments will be structured to meet the statutory requirements for qualification as a REIT and be involved in both the ownership and finance of real estate. The Company is in the process of developing its proprietary "LoanFone VoIP Video Conferencing System" to be deployed to the mortgage industry, allowing mortgage customers, bankers, loan underwriters, and mortgage vendors to communicate "virtually" face-to-face through the loan closing process. For further information about Paramco Financial Group, Inc., please visit http://www.paramco.net.


A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Exchange Act of 1934. Any statements that express or involve discussions
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and  are  subject  to certain assumptions,  including  those
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timely   development  and  market  acceptance  of  products,
services, and technologies, competitive market conditions, successful closing of acquisition transactions and their subsequent integration, the ability to secure additional sources of financing, the ability to reduce operating
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